Exhibit 99.G.II
RIDER TO GLOBAL CUSTODY AGREEMENT
CASH TRADE EXECUTION PRODUCT
(UNITED STATES)
     This Rider to Global Custody Agreement (this “Rider”) supplements the Global Custody Agreement (the “Agreement”), dated 3/17/2005, between New Covenant Funds (“Customer”) and The JPMorgan Chase (“Bank”). Capitalized terms in this Rider that are not defined herein have the meaning set forth in the Agreement.
     Subject to the terms and conditions of this Rider, Bank shall place cash held in Customer’s Account(s) as of the applicable cut-off time listed on Schedule A to this Rider (“Schedule A”), which Customer has not notified Bank as being needed to settle pending trades or to effect Customer’s cash instructions, into short-term investments (including undivided interests in such investments held in common with other customers of Bank) of the type set forth on Schedule A (“Cash Instruments”). Customer shall remain fully responsible for overdrafts of the Deposit Account or the Custody Account resulting from the placement of cash in a Cash Instrument.
     The placement of cash into Cash Instruments shall be limited to cash held in the currencies, and shall be subject to the minimum balance requirements, set forth in Schedule A. Bank may enter into Cash Instrument transactions on Customer’s behalf with any of the counterparties listed on Schedule B to this Rider (“Schedule B”). Bank may make additions to and deletions from Schedules A or B, provided that (i) Customer must consent to the addition of any type of instrument to those eligible as Cash Instruments and (ii) Customer must approve any additions of counterparties listed in Schedule B. Customer may instruct Bank to delete any of the counterparties listed in Schedule B.
     Customer’s interest in any Cash Instrument shall be an asset of the Accounts and shall be subject to the terms and conditions imposed by the applicable counterparty, local law, or local governmental authorities. Bank shall not perform tax reclaim services with respect to Cash Instruments purchased under this Rider. Cash Instruments are not liabilities of or guaranteed by Bank. Bank shall not be responsible for any losses incurred by Customer in the event of the insolvency or failure of any counterparty with respect to a Cash Instrument.
     Bank shall be entitled to an administration fee for placing Customer’s cash in Cash Instruments, which shall be paid out of interest paid on Customer’s undivided interest in the various Cash Instruments. Any interest earnings on Cash Instruments reflected on statements or confirmations shall be net of Bank’s administrative fee. Upon request, Bank shall disclose the fees charged with respect to Cash Instruments without charge to Customer.
     This Rider can be terminated by Bank or Customer upon written notice in the same manner as set forth in the Agreement. In the event of a conflict of the terms hereof and the terms of the Agreement, the terms hereof shall govern.

JPMORGAN CHASE BANK		CUSTOMER

By:	/s/ Theresa E. Walker	By:	/s/ Anita J. Clemons

Title: Vice President		Title: Vice President

Schedule A (United States Contract) (1)
Currencies and Instruments Used for Cash Trade Execution

EST Cash Sweep Time
Currency	Minimum Balance	(Subject to change on notice by the Bank)
US Dollar	NONE	3:00 PM Same Day
Cash Instruments:

Cash Instrument	Maximum Maturity
Time Deposit (including CDs)	90 days

Repurchase Agreements (2)	60 days
Effective Date:                     5/17/2005
Initials (Required only for revisions adding types of eligible Cash Instruments)
The Company (3):         /s/AJC
The Bank:                      /s/TEW
(1) Subject to change on notice by the Bank, except that the Customer must consent to the addition of any eligible Cash Instrument.
(2) Repurchase agreements will be secured by collateral that is deemed acceptable to the Bank*. The value of the instruments collateralizing the repurchase agreement shall be at least equal to the resale price multiplied by at least 102%, measured at the time into which the repurchase agreement is entered.
(3) Company’s initials required only for initial version of this Schedule and additions of eligible Cash Instruments.
* Bills, bonds or notes issued by the United States Treasury, or other securities guaranteed as to principal and interest by the Government of the United States, its agencies, instrumentalities or establishments; mortgage-backed securities sponsored by agencies of the Government of the Unites States; corporate obligations of domestic and foreign issuers with a minimum rating of AA by Standard & Poor’s Corporation (“S&P”) or Aa by Moody’s Investor Services, Inc. (“Moody’s”); asset-backed securities with a minimum rating of AAA by S&P or Aaa by Moody’s; or money market instruments (including, but not limited to, certificates of deposit, bank notes, deposit notes, bankers’ acceptances and commercial paper issued by domestic issuers with a minimum rating of A-1 by S&P and P-1 by Moody’s), and sovereign bonds of EMU countries representing the full faith and credit of the issuing country, including bonds issued by the IBRD and EBRD.

Schedule B (United States Contract) (4)
Counterparty List

Issuers	Issuers
Abbey National PLC	Danske Bank A/S
Abbey National Treasury Services PLC	Den Norske Bank
ABN-AMRO Bank Canada	Depfa Bank Europe PLC
ABN-AMRO Bank N.V.	Deutsche Bank (Canada)
Alliance & Leicester PLC	Deutsche Bank AG
Allianz AG	Dexia Bank Belgium
Allied Irish Banks PLC	Dexia Banque Internationale A Luxembourg SA
American Express Centurion Bank	Discover Bank
Australia and New Zealand Banking Group, Ltd	Dresdner Bank AG
Banca Monte dei Paschi di Siena SpA	Dresdner Bank, Canada
Banca Popolare di Verona	European Bank Recon & Dev
Banco Bilbao Vizcaya Argentaria, S.A.	European Investment Bank
Banco Santander Central Hispano SA	Fifth Third Bank
Bank Brussels Lambert	First USA Bank National Association
Bank Nederlandse Gemeenten (BNG)	Fleet National Bank
Bank of America Canada	Fortis Bank (Fortis Banque SA)
Bank of America, National Association	Hamburgische Landesbank
Bank of Ireland	Harris Trust & Savings Bank
Bank of Montreal	HBOS Treasury Services PLC (Halifax & Bank of Scotland)
Bank of New York	HSBC Bank PLC
Bank of New Zealand	ING Bank NV
Bank of Nova Scotia	JP Morgan Chase Bank
Bank of the West	KBC Bank N.V.
Bank of Western Australia	KeyBank National Association
Bank One N.A. (Columbus)	Landesbank Baden-Wuerttemberg
Bank One, NA (Chicago)	Landesbank Hessen-Thuringen Girozentrale
Banque et Caisse D “Epargne de L”Etat	Landesbank Rheinland-Pfalz Girozentrale
Banque Federale des Banques Populaires	Landesbank Schleswig Holstein
Banque Federative du Credit Mutuel	Landwirtschaft Rentenbank
Banque Generale du Luxembourg S.A.	LaSalle Bank NA
Barclays Bank of Canada	Lloyds TSB Bank PLC
Barclays Bank PLC	Macquarie Bank Ltd
Bayerische Landesbank Girozentrale	Mellon Bank N.A. (Pittsburgh)
BNP Paribas	Natexis Banques Populaires
BNP Paribas (Canada)	National Bank of Canada
Bradford & Bingley Building Society	National City Bank, Cleveland
Branch Banking & Trust Co.	National City Bank of Indiana
Caisse Centrale du Credit Immobilier de France	National City Bank of Kentucky
Caisse Damortissement De La Dette Sociale	National Westminster Bank of Canada
Caisse des Depots et Consignations	National Westminster Bank PLC
Credit Agricole Indosuez SA	Nationwide Building Society
Caisse Nationale des Caisses D’ Epargne et de Caixa	Norddeutsche Landesbank Girozentrale
Geral de Depositos	Norddeutsche Landesbank Luxembourg SA
Caja De Madrid Bank	Nordea Bank Denmark A/S
Canadian Imperial Bank of Commerce	Nordea Bank Finland Plc
CDC IXIS	Nordea Bank Norge ASA
CDC Ixis Capital Markets	Nordea Bank Sweden AB
Citibank Canada	Northern Rock
Citibank N.A.	Northern Trust Co.
Columbus Bank & Trust Co.	PNC Bank NA
Comerica Bank	Rabobank Nederland NV
Commonwealth Bank of Australia Ltd.	Regions Bank
Credit Commercial de France	Royal Bank of Canada
Credit Industriel Et Commercial	Royal Bank of Scotland PLC
Credit Suisse First Boston (Swiss Bank)

Issuers	Issuers
San Paolo IMI SpA	Wachovia Bank National Association
SNS Bank Nederland NV	Wells Fargo Bank Minnesota N.A.
Societe Generale	Wells Fargo Bank, N.A. (San Francisco)
Societe Generale, Montreal	Westdeutsche Landesbank Girozentrale
Standard Federal Bank	Westpac Banking Corp.
State Street Bank & Trust Co.	World Savings and Loan Assoc.
SunTrust Bank	World Savings Bank, FSBNational Australia Bank Ltd
Svenska Handelsbanken
Swedbank
Toronto Dominion Bank LTD
UBS AG
Ulster Bank Ltd.
Unicredito Italiano Spa
US Bank NA
US Central Credit Union

Schedule B (United States Contract) (4)
Counterparty List (continued)

Repurchase Agreement Counterparties (5)
ABN-AMRO Inc.
Barclays Capital Inc.
Bear Stearns & Co. Inc.
BNP Paribas Securities Corp
Credit Suisse First Boston LLC
Credit Suisse First Boston Corp.
Donaldson Lufkin & Jenrette Securities Corp.
FIMAT USA Inc.
Goldman Sachs & Co.
Goldman Sachs International
Greenwich Capital Markets, Inc.
HSBC Securities (USA) Inc.
JP Morgan Chase & Co.
Lehman Brothers Inc.
Lehman Brothers International Eurpoe
Merrill Lynch & Co. Inc.
Merrill Lynch International
Morgan Stanley & Co. Incorporated
Nomura Securities Co. International Inc.
Paine Webber Group Inc.
Pershing
Salomon Smith Barney Inc.
Salomon Brothers International Ltd.
Societe Generale
UBS Warburg LLC
Westdeutsche Landesbank Girozentrale

(4)	Subject to change on notice by the Bank, except that the Customer may direct the Bank in writing not to enter into Cash Instrument transactions with specified counterparties.

(5)	Securities purchased under repurchase agreements may be held with other custodial banks under tri-party arrangements.